Exhibit 99.1

GulfMark Offshore Announces Appointment of William C. Martin to Board of Directors

HOUSTON, Dec. 09, 2015 (GLOBE NEWSWIRE) -- GulfMark Offshore, Inc. (NYSE:GLF) announced today that William C. Martin has been appointed to the Company’s Board of Directors.

Mr. Martin, 38, is Chairman and Chief Investment Officer of Raging Capital Management, LLC, a private investment partnership based near Princeton, New Jersey that was founded in 2006. Mr. Martin started his career as an entrepreneur, having co-founded a number of successful companies. He has also served on several public company boards, including nine years on the board of Bankrate, Inc., which was acquired in 2009; the board of Salary.com, Inc., which was acquired in 2010; and the board of Vitesse Semiconductor Corp., which was acquired in 2015.

“Bill’s extensive experience and successful track record as an investor, entrepreneur and public company director, coupled with his partnership’s significant financial stake in GulfMark, will enable him to provide the Board and management with valuable perspectives on executing strategies to maximize shareholder value,” said Quintin V. Kneen, President and Chief Executive Officer of the Company.

“GulfMark’s global franchise and relatively young fleet of high-spec offshore supply vessels is extremely valuable,” Mr. Martin said. “We believe substantial shareholder value can be created by navigating the current market cycle with skill and patience. I look forward to working with the management team and the Board.”

Raging Capital is GulfMark’s largest stockholder, directly owning 5,113,155 shares of common stock (or nearly 20% of the shares outstanding) and $79,114,000 principal amount of the 6.375% Senior Notes due 2022. Raging Capital invests across a range of industries, and the firm typically approaches its investments with a long-term, entrepreneurial mindset.

GulfMark Offshore, Inc. provides marine transportation services to the energy industry through a fleet of offshore support vessels serving major offshore energy markets in the world.

Certain statements and information in this press release may constitute “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995. The words “believe,” “will” or other similar expressions are intended to identify forward-looking statements, which are generally not historical in nature. These forward-looking statements are based on our current expectations and beliefs concerning future developments and their potential effect on us. While management believes that these forward-looking statements are reasonable as and when made, there can be no assurance that future developments affecting us will be those that we anticipate. Forward-looking statements include, but are not limited to, statements concerning future shareholder value. Our forward-looking statements involve significant risks and uncertainties (some of which are beyond our control) and assumptions that could cause actual results to differ materially from our historical experience and our present expectations or projections. Factors that could cause actual results to differ materially from those in the forward-looking statements include, but are not limited to: the price of oil and gas and its effect on offshore drilling, vessel utilization and day rates; industry volatility; fluctuations in the size of the offshore marine vessel fleet in areas where the Company operates; changes in competitive factors; delays or cost overruns on construction projects, and other material factors that are described from time to time in the Company’s filings with the Securities and Exchange Commission, including the Company’s Annual Report on Form 10-K, Quarterly Reports on Form 10-Q and Current Reports on Form 8-K. Consequently, the forward-looking statements contained herein should not be regarded as representations that the anticipated outcomes can or will be achieved. These forward-looking statements speak only as of the date hereof. We undertake no obligation to publicly update or revise any forward-looking statements after the date they are made, whether as a result of new information, future events or otherwise.

Contact: Michael Newman
Investor Relations
E-mail: Michael.Newman@GulfMark.com
(713) 963-9522

GulfMark Offshore, Inc.